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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   December 28, 1995
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                Financial Institutions Insurance Group, Ltd.
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           (Exact name of registrant as specified in its charter)


Delaware                               0-15404             36-34687895
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(State or other jurisdiction         (Commission          (I.R.S. Employer
of incorporation)                    File Number)        Identification No.)




300 Delaware Avenue, Wilmington, Delaware                               19801
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code (302) 427-5800
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Item 5.  Other Events.

Financial Institutions Insurance Group, Ltd. (the "Company") received a letter from its Chairman of the Board, R. Keith Long, revoking his proposal to acquire the Company at a cash price of $16.00 per share. A Special Committee had been appointed by the Board of Directors of the Company to evaluate various alternative actions to position the Company for the future, as well as to consider the proposal received from Mr. Long. The Special Committee expects to continue its evaluation.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
                                            (Registrant)


Date:  January 4, 1996           /s/  JOHN A. DORE
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                                      John A. Dore, President and
                                      Chief Executive Officer